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        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER SMALL CAP GROWTH FUND
        10f-3 transactions for the period March 1, 1999 - August 31, 1999


                                                                       TOTAL
                                                                       ISSUED/
                                 DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY FUND     BROKER(S)
Ariba Inc.                       6/22/99    $23.00  1,000      0.300%  $115,000,000    0.020%      Dain Rauscher
Dycom Industries Inc.            5/13/99    $48.50  34,900     0.4537% $1,692.650      1.000%      Nationsbanc
                                                                                                   Montgomeries Securities
Laser Vision Centers Inc.        5/10/99    $46.50  16,500     0.2191% $79,980,000     1.000%      A.G. Edwards & Sons
Launch Media, Inc.               4/23/99    $22.00  4,200      0.0250% $77,000,000     0.120%      Hambrecht & Quist
Media Matrix Inc.                5/7/99     $17.00  2,300      0.0112% $51,000,000     0.0766%     Donaldson Lufkin
MPath Interactive, Inc.          4/29/99    $18.00  6,700      0.0347% $70,200,000     0.170%      Thomas Weisel
                                                                                                   BancBoston Robertson
                                                                                                   Stephens
One Source Information Services
 Inc.                            5/19/99    $12.00    900      0.0029% $43,632,000     0.0247%     William Blair & Co.
Persistence Software Inc.        6/25/99    $11.00   13,000    0.0900% $33,000,000     0.433%      BancBoston Robertson
                                                                                                   Stephens
Rubio Restaurants Inc.           5/21/99    $10.50    2,500    0.0072% $33,075,000     0.0793%     Dain Rauscher Wessels
Scient Corp.                     5/1/99     $20.00    1,000    0.0053% $60,000,000     0.0333%     Thomas Weisel Partners
Star Media Network, Inc.         5/25/99    $15.00   7,700     0.0329% $105,00,000     0.110%      Goldman Sachs
Aironet Wireless Communications  7/29/99    $11.00   50,000    0.060%  $66,000,000     0.833%      Dain Rauscher
Creo Products Inc.               7/29/99    $15.00   15,400    0.059%  $75,000,000     0.308%      Salomon Smith Barney
Focal Communication Group        7/27/99    $13.00   19,800    0.340%  $129,350,000    0.198%      Salomon Smith Barney
Homestore.com                    8/4/99     $20.00   1,000     0.390%  $140,000,000    0.0142%     BancBoston Robertson
                                                                                                   Stephens
Insight Communications Co. Inc.  7/21/99    $24.50   13,200    0.080%  $563,500,000    0.057%      Donaldson Lufkin
Net2Phone Inc.                   7/29/99    $15.00   2,200     0.0084% $81,000,000     0.0407%     Hambrecht & Quist
Salem Communications             7/1/99     $22.50   6,300     0.035%  $189,000,000    0.075%      Deutsche Bank
                                                                                                   Alex Brown


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